Exhibit 99.1

Uniti Proposal1

Effective Date	• January 1, 2020
Fiber Investment Commitment by UNITI[2]

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Aggregate Amount: $1,750mm through April 2030

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Annual TCI Schedule:

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Years 1 – 10: $175mm / year

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Cap Rate: 8.0%

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WIN Matching: None

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TCI Basket: No exclusions of any funded TCI commitments from lease payment calculation upon renewal in 2030

Rent Escalator	• Rent escalator remains in place
Upfront Consideration	• Cash: $100mm • Uniti Stock: None
Exclusion of UOWL CLEC Fiber Rent	• Exclusion of Uniti-owned, Windstream-leased (“UOWL”) CLEC Fiber Rent: 2030 renewal rent will exclude the 1.3m fiber strands and the 0.3m fiber strands associated with UOWL CLEC dark fiber contracts
Asset Purchase Terms

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Cash Consideration: $150mm

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Contracts Sold to UNIT:

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$21mm of dark fiber IRU EBITDA exclusively on Uniti owned/Windstream leased assets transferred to Uniti

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Windstream relinquishes its rights to access 1.3mm UOWL unlit fiber strands and the 0.3mm fiber strands associated with UOWL CLEC dark fiber contracts

[1]	These terms were not endorsed by Uniti; hypothetical proposed terms prepared for discussion.
[2]	Long-term fiber commitment to apply solely to replace ILEC legacy copper assets with advanced high-speed fiber broadband communications infrastructure capable of providing Internet access and other IP-based network technologies and services to households and businesses in Windstream’s rural service areas; commitments subject to project underwriting; commitments to be implemented on a market by market basis to completion.

Windstream and Second Lien Ad Hoc Group Proposal

Summary of Settlement Terms
Effective Date	• January 1, 2020
Cash Consideration	• $525mm
UNIT Common Equity Consideration	• Shares equal to 19.99% of Uniti’s current shares outstanding
Fiber TCI Commitment by Uniti

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Uniti will fund up to an aggregate of $1,750mm of fiber and fixed wireless tower tenant capital improvements (“TCI”) through April 2030 based on the following commitment schedule

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Year 1: $175mm; years 2-4: $225mm / year; years 5-10: $150mm / year

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Any unspent annual TCI commitments will be rolled over into a subsequent year and any unspent TCI commitments through April 2030 will be rolled over into the subsequent renewal period

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Windstream will pay to Uniti a 1.5% cap rate per year on the average annual cumulative balance of TCIs funded by Uniti[1]

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All investments in fiber assets, including tower investments[2] used to deploy fixed wireless, shall be eligible for fiber TCI funding

Summary of Asset Purchase Terms
Cash Consideration	• $175mm
Contracts Sold to UNIT

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Uniti acquires the following:

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$21mm of dark fiber IRU EBITDA exclusively on Uniti owned/Windstream leased assets; and

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Access rights to 1.6mm Uniti-owned Windstream-leased fiber strand miles

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Consists of 1.3m unutilized fiber strand miles and 0.3m fiber strand miles associated with transferred CLEC dark fiber IRU contracts

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Uniti will pay Windstream $250 annually per fiber route mile utilized by Uniti, in accordance with normal “Operating & Maintenance” relationships

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Windstream retains 12 fiber strands beyond what Windstream is utilizing today

[1]	Such rate shall not be subject to any escalator.
[2]	Exclusive of investments in electronics used to transmit or receive wireless signals.

MLA Structure

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Current MLA to be bifurcated into structurally similar but independent agreements governing the ILEC Facilities and the CLEC Facilities (the “ILEC Arrangement” and the “CLEC Arrangement”, respectively)

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Certain CLEC copper assets shall be included in the ILEC Arrangement

CLEC Arrangement Structure

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Windstream Maintenance Fee: As noted above, Uniti will pay Windstream $250 annually per fiber route mile utilized by Uniti, in accordance with normal “Operating & Maintenance” relationships

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Windstream Permitted Operations: Windstream shall be permitted to operate in the same manner as it is currently operating concerning utilization of any CLEC fibers

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Uniti Permitted Operations: Uniti shall be permitted to promote and sell dark fiber solutions so long as such promotion or sale does not occur within a Windstream incumbent local exchange territory

ILEC Competing Business

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Competition restrictions on Landlord within Windstream’s ILEC territories and / or adjoining territories remain

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Language shall be modified to permit the sale of properties and IRU terms in ILEC territories subject to the satisfaction of conditions to be outlined in the ILEC Arrangement

Parties	• Windstream Services and its subsidiaries shall be added as tenants / guarantors
Covenants	• No financial or operational covenants except as outlined herein
Uniti Transfer / Securitization Rights

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The MLA shall be amended to remove all restrictions on Uniti’s transfer rights and other ability to monetize or encumber the MLA, except that Uniti shall not be permitted to transfer its interest to a Windstream Competitor[3]

Right of First Refusal on WIN Construction of Towers / Small Cells / Fiber Builds	• None
General

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Thresholds and other relevant provisions of the MLA shall be conformed to the bifurcation of the MLA into the ILEC and CLEC Arrangements and other foregoing terms

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All terms of modified MLA must satisfy “true lease” analysis, including residual value / economic useful life requirements at end of relevant lease term, fair market value rent for renewal terms, etc.

[3]	As defined under the current MLA, section 2.1, at page 7.

Conditions Precedent

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The parties agree to mutual releases from any and all liability related to all legal claims and causes of action

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The parties agree that Uniti has no consent rights over Windstream’s business plan, including Windstream's network deployment strategies